SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): November 19, 2003

Valeant Pharmaceuticals International

(Exact name of registrant as specified in its charter)

Delaware	1-11397	33-0628076
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation or organization)		No.)

3300 Hyland Avenue
Costa Mesa, California 92626
(Address of principal executive offices) (Zip Code)

(714) 545-0100
(Registrant’s telephone number, including area code)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
Item 9. Regulation FD Disclosure.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 4.1
EXHIBIT 10.26
EXHIBIT 99.1

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits

Exhibit Number	Description

4.1	Trust Indenture, dated as of November 19, 2003, among Valeant Pharmaceuticals International as issuer, Ribapharm Inc. as co-obligor, and The Bank of New York as Trustee.

4.2	Form of 3.0% Convertible Subordinated Note due 2010 (provided as Exhibit A-1 to Exhibit 4.1 to this report).

4.3	Form of 4.0% Convertible Subordinated Notes due 2013 (provided as Exhibit A-2 to Exhibit 4.1 to this report).

10.26	Registration Rights Agreement, dated November 19, 2003, between Valeant Pharmaceuticals International and Ribapharm Inc., on the one hand, and Banc of America Securities LLC, and Goldman, Sachs & Co. on the other.

99.1	Press release dated November 19, 2003.

Item 9. Regulation FD Disclosure.

     On November 19, 2003, Valeant Pharmaceuticals International announced the completion of its sale of $240 million principal amount of 3.0% Convertible Subordinated Notes due 2010 and $240 million principal amount of 4.0% Convertible Subordinated Notes due 2013 (the “Notes”). This includes the Notes sold upon the purchasers’ exercise of their overallotment option to purchase an additional $40 million principal amount of 3.0% Convertible Subordinated Notes due 2010 and $40 million principal amount of 4.0% Convertible Subordinated Notes due 2013. The company issued a press release regarding this transaction, which is attached as Exhibit 99.1 to this report and is incorporated herein by this reference.

     The information in this Current Report on Form 8-K, including the exhibits, will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this report.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 24, 2003	VALEANT PHARMACEUTICALS INTERNATIONAL

	By:	/s/ Bary G. Bailey

Bary G. Bailey
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Trust Indenture, dated as of November 19, 2003, among Valeant Pharmaceuticals International as issuer, Ribapharm Inc. as co-obligor, and The Bank of New York as Trustee.

4.2	Form of 3.0% Convertible Subordinated Note due 2010 (provided as Exhibit A-1 to Exhibit 4.1 to this report).

4.3	Form of 4.0% Convertible Subordinated Notes due 2013 (provided as Exhibit A-2 to Exhibit 4.1 to this report).

10.26	Registration Rights Agreement, dated November 19, 2003, between Valeant Pharmaceuticals International and Ribapharm Inc., on the one hand, and Banc of America Securities LLC, and Goldman, Sachs & Co. on the other.

99.1	Press release dated November 19, 2003.